Exhibit 99.1

Eos Energy Enterprises Reports First Quarter 2022 Financial Results

May 10, 2022 — EDISON, N.J. — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos"), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced financial results for the first quarter ended March 31, 2022.

First Quarter Highlights

†Continued commercial pipeline growth; booked orders of $67 million year-to-date resulting in orders backlog of $212 million with a current opportunity pipeline of over $6 billion.
†Achieved 65 MWh of a 550 MWh annualized battery manufacturing capacity expansion plan in two months.
†$3.3 million in revenue from four customer projects, including first Energy Block deliveries for the 80 MWh Pine Gate Renewables’ Eastover Project.
†69% sequential increase in Energy Block volume, on a revenue recognition basis.
†Q1 ‘22 ending Energy Block bill of material cost reduced by approximately 14% vs year end 2021.
†Q1 ‘22 average Energy Block product cost lower by 7.4%, net of $1.7 million incremental lower of cost or market inventory adjustment, versus last quarter.
†Invested $5 million in Research and Development to improve battery performance, and to reduce both the cost of the product and lifetime operating cost of our battery system and to develop future generation technology.
†Cash balance of $55 million as of March 31, 2022.

Recent Business Highlights

†On April 30, 2022, shipped 100th Eos Zynth™ Energy Block from Turtle Creek, PA.
†On April 28, 2022, secured a financing commitment for up to $200 million with an affiliate of Yorkville Advisors, allowing Eos flexibility to access capital as needed to fund future growth.
†On April 27, 2022, signed a letter of intent with a leading solar developer based in the Northeast for a minimum of 300 MWh of storage capacity with a master supply agreement expected to close by June 2022.
†In March 2022, Bridgelink Commodities, LLC signed a three-year master supply agreement with a total potential order value of up to $150 million. Minimum order commitment under the agreement for 240 MWh with an option to increase to 500 MWh and an additional option to purchase long-term service support.

Eos Chief Executive Officer Joe Mastrangelo said, “Every day we achieve important milestones in our company’s development. Our technology is positioned to fulfill a rapidly growing demand in the world’s future energy mix. I am proud that our team recently shipped the 100th Energy Block from our facility in Turtle Creek, PA in this challenging global macro environment. The timing of our capacity expansion fits nicely with our orders backlog growth and commercial opportunity pipeline acceleration.”

Mastrangelo concluded, “We are building a company ready to deliver safe, scalable, flexible, and affordable energy storage. Our manufacturing capacity expansion is on plan, we are seeing improved first-pass production yields, and we are proud to be working towards a cleaner, brighter energy future.”

Earnings Conference Call and Audio Webcast

Eos will host a conference call to discuss its first quarter 2022 financial results on May 10, 2022, at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing (844) 826-3033, or for international callers (412) 317-5185. The call will also be webcast live from Eos's investor relations website at https://investors.eose.com.

The conference call replay will be available via webcast through Eos’s investor relations website. The telephone replay will be available from 11:30 a.m. ET May 10, 2022, through May 17, 2022, by dialing (844)-512-2921, or for international callers (412) 317-6671. The replay passcode will be 10166344.

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems that today provide utility, industrial, commercial, and residential customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contacts
Investors:	ir@eose.com
Media:	media@eose.com

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to raise financing in the future; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal

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proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics

Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery systems and performance of services. The backlog is calculated by adding the new orders of the current fiscal year to the backlog as of the end of the prior fiscal period and then subtracting the shipments in the current fiscal period. If the amount of an order is modified or if an order from the current fiscal year is cancelled, we adjust orders for the current quarter and our backlog accordingly, but do not retroactively adjust previously published backlogs. However, if an order from a previous fiscal year is cancelled, orders of the current quarter and, accordingly, the current fiscal year are generally not adjusted; instead, the existing backlog is revised directly. There is no comparable US-GAAP financial measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company.

Pipeline. Our pipeline represents projects for which we have submitted technical proposals or non-binding quotes plus customers with letter of intents or firm commitments. Pipeline does not include lead generation projects.

Booked Orders. Booked orders are orders where we have legally binding agreements with a PO/MSA signed and executed by both parties.

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EOS ENERGY ENTERPRISES, INC.
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	For the three months ended
	March 31, 2022	March 31, 2021
Revenue
Total revenue	$3,298	$164

Costs and expenses
Cost of goods sold	35,585	100
Research and development expenses	4,963	5,053
Selling, general and administrative expenses	14,279	8,802
Loss on pre-existing agreement	—	7,852
Grant expense (income), net	173	8
Total costs and expenses	55,000	21,815

Operating loss	(51,702)	(21,651)

Interest expense, net	338	21
Interest expense, related party	2,174	—
Other expense (income)	(8,381)	(216)
Loss before income taxes	$(45,833)	$(21,456)
Income tax benefit	42	—
Net Loss	$(45,791)	$(21,456)

Basic and diluted loss per share attributable to common shareholders
Basic	$(0.85)	$(0.42)
Diluted	$(0.85)	$(0.42)

Weighted average shares of common stock
Basic	53,961,553	51,126,863
Diluted	53,961,553	51,126,863

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EOS ENERGY ENTERPRISES, INC.
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	March 31, 2022	December 31, 2021

Balance sheet data
Cash and cash equivalents	$55,361	$104,831
Other current assets	40,793	37,741
Property and equipment, net	14,520	12,890
Other assets	16,185	13,713
Total assets	126,859	169,175
Total liabilities	137,079	136,728
Total equity (deficit)	(10,220)	32,447

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	For the three months ended
	March 31, 2022	March 31, 2021
Cash used in operating activities	(42,732)	(9,703)
Cash used in investing activities	(5,132)	(11,360)
Cash used in financing activities	(1,212)	(73)
Net decrease in cash, cash equivalents and restricted cash	(49,076)	(21,136)
Cash, cash equivalents and restricted cash, beginning of the period	105,692	121,853
Cash, cash equivalents and restricted cash, end of the period	56,616	100,717

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